Exhibit 13.2

BLACK RAVEN ENERGY INC.

Balance Sheet

June 30, 2013
Assets

Current:
Cash	$1,858,531
Cash, restricted	678,983
Oil and gas revenue receivable	451,752
Other receivables	342,296
Derivative asset, current	159,930
Inventory	26,801
Prepaid expenses	182,063
Total current assets	3,700,356

Property and equipment at cost:
Proved properties	7,788,326
Unproved leasehold costs	135,961
Gathering system	3,020,202
Lease and well equipment	17,274,367
Asset retirement obligations	858,583
Computer and office equipment	278,178
Furniture and fixtures	141,083
Vehicles	347,637
Other	37,125
Total property and equipment	29,881,462

Less accumulated depreciation, depletion and amortization	(4,599,139)

Net property and equipment	25,282,323

Other Assets:
Deposits	727,606
Derivative asset, long-term	51,760
Deferred Debt Issuance Costs, net	2,264,261
Investment in PRB Gathering	100
Total other assets	3,043,727

$32,026,406

BLACK RAVEN ENERGY INC.

Balance Sheet

June 30, 2013
Liabilities

Current liabilities:
Accounts payable	$1,023,020
Taxes payable	354,608
Revenue payable	246,944
Interest payable	2,183,159
Interest payable, stock	552,977
Other accrued	578,493
Advances from Atlas	224,312
Total current liabilities	5,163,513

West Coast Capital Long-term debt	23,945,618
Carlyle Long-term note payable	16,902,080
Vehicle Long-term note payable	65,446
Total long-term liabilities	40,913,144

Other liabilities:
Asset retirement obligation	1,213,135

Total liabilities	47,289,792

Shareholders' deficit

Common Stock, $.001 par value, 150,000,000 shares authorized and 17,725,134 issued	17,725
Additional paid in capital	32,294,055
Accumulated deficit	(47,575,166)
Total shareholders’ deficit	(15,263,386)

$32,026,401

BLACK RAVEN ENERGY INC.

Statement of Operations and Deficit

Six months ended
June 30, 2013

Revenues:
Oil sales	$1,932,138
Gas sales	300,439
Other sales	50,416
Geological Services	20,000
Hedging income/(loss)	350
Total revenues	2,303,343

Expenses:
Project operating expenses	836,476
Production taxes	179,265
Depreciation, depletion and accretion	934,516
General and administrative	687,028
Total expenses	2,637,285

Loss from operations	(333,942)

Other income and (expenses):
Interest and other income	(18,002)
Interest expense	(2,806,409)
Total other income and (expenses)	(2,824,411)

Net loss before income tax expense	(3,158,353)

Provision for income taxes (benefit)	—

Net loss for the period	(3,158,353)
Deficit, beginning of period	(44,416,813)

Deficit, end of period	$(47,575,166)

BLACK RAVEN ENERGY INC.

Statement of Operations and Deficit

Month ended
June 30, 2013

Revenues:
Oil sales	$301,308
Gas sales	53,457
Other sales	6,835
Hedging income/(loss)	(30,787)
Total revenues	330,813

Expenses:
Project operating expenses	236,026
Production taxes	28,193
Depreciation, depletion and accretion	166,056
General and administrative	153,589
Total expenses	583,864

Loss from operations	(253,051)

Other income and (expenses):
Interest and other income	(18,964)
Interest expense	(626,645)
Total other income and (expenses)	(645,609)

Net loss before income tax expense	(898,660)

Provision for income taxes (benefit)	—

Net loss for the period	(898,660)
Deficit, beginning of period	(46,676,506)

Deficit, end of period	$(47,575,166)

BLACK RAVEN ENERGY INC.

Statement of Operations and Deficit

Quarter ended
June 30, 2013

Revenues:
Oil sales	$921,455
Gas sales	153,586
Other sales	24,636
Hedging income/(loss)	(16,676)
Total revenues	1,083,001

Expenses:
Project operating expenses	498,969
Production taxes	85,682
Depreciation, depletion and accretion	550,640
General and administrative	334,237
Total expenses	1,469,528

Loss from operations	(386,527)

Other income and (expenses):
Interest and other income	(18,542)
Interest expense	(1,523,219)
Total other income and (expenses)	(1,541,761)

Net loss before income tax expense	(1,928,288)

Provision for income taxes (benefit)	—

Net loss for the period	(1,928,288)
Deficit, beginning of period	(45,646,878)

Deficit, end of period	$(47,575,166)

BLACK RAVEN ENERGY INC.

Statement of Cash Flows

Six months ended
June 30, 2013

Cash Flows from Operating Activities:
Net loss	$(3,158,353)
Adjustments to reconcile net loss to net cash Used in operating activities:
Depreciation, depletion and accretion	934,516
Debt issuance cost amortization	367,177
Debt discount amortization	294,999
Share-based compensation expense	9,598
Stock issued for interest	246,434
Debt issued for interest	238,653
Loss on sale of assets	1,290
Unrealized gain on swap contracts	151,543
Changes in operating assets and liabilities:
Restricted cash from Atlas	20,320
Advances from Atlas	74,321
Accounts receivable	(63,533)
Prepaid expenses	(37,698)
Other non-current assets	(95,312)
Accounts payable	(372,683)
Asset Retirement Obligation	(201,119)
Accrued expenses and other current liabilities	1,826,161

Net cash provided by operating activities	236,314

Cash Flows from Investing Activities:
Additions to property and equipment	(2,688,320)
Restricted cash related to Carlyle long term debt	(137)
Proceeds from sale of assets	12,000

Net cash used in investing activities	(2,676,457)

Cash Flows from Financing Activities –
Proceeds from senior secured debentures	2,598,000
Repayment of debt	(18,192)

Net cash provided by financing activities	2,579,808

Decrease in cash and cash equivalents	139,665
Cash and cash equivalents, beginning of period	1,718,866
Cash and cash equivalents, end of period	$1,858,531